UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-09305	43-1273600
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (314) 342-2000

            N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Senior Notes Offering

On January 18, 2012, Stifel Financial Corp. (the “Company”, “Stifel” or “we”) announced that it intends to commence an underwritten public offering of its Senior Notes due January 2022 (“Senior Notes”). The underwriters will be granted a 30-day option to purchase additional Senior Notes from the Company to cover over-allotments, if any. The offering will be made pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission.

Wisconsin Lawsuit

On January 16, 2012, we and our primary broker-dealer subsidiary, Stifel Nicolaus, were named as defendants in a suit filed in Wisconsin state court with respect to Stifel Nicolaus’ role as initial purchaser in a $50 million bond offering under Rule 144A in January 2008. The bonds were issued by the Lake of the Torches Economic Development Corporation (“EDC”) in connection with certain new financing for the construction of a proposed new casino, as well as refinancing of indebtedness involving Lac Du Flambeau Band of Lake Superior Chippewa Indians (the “Tribe”), who are also defendants in the action, together with Godfrey & Kahn, S.C. (“G&K”) who served as both issuer’s counsel and bond counsel in the transaction. In an earlier action in federal court in Wisconsin related to the transaction, EDC was successful in its assertion that the bond indenture was void as an unapproved “management contract” under National Indian Gaming Commission regulations, and that accordingly the waiver of sovereign immunity contained in the indenture was void.

Saybrook Tax Exempt Investors LLC, a qualified institutional buyer and the sole bondholder through its special purpose vehicle LDF Acquisition LLC (collectively, “Saybrook”), and Wells Fargo Bank, NA (“Wells Fargo”), indenture trustee for the bonds (collectively “plaintiffs”) brought the Wisconsin state court suit against EDC, Stifel and G&K, based on alleged misrepresentations about the enforceability of the indenture and the bonds and the waiver of sovereign immunity. The plaintiffs allege that G&K represented in various legal opinions issued in the transaction, as well as in other documents associated with the transaction, that (i) the bonds and indenture were legally enforceable obligations of EDC and (ii) EDC’s waivers of sovereign immunity were valid. The claims asserted against Stifel are for breaches of implied warranties of validity and title, securities fraud and statutory misrepresentation under Wisconsin state law, intentional and negligent misrepresentations relating to those matters. In addition to claims against EDC, the plaintiffs are seeking a judgment against Stifel and G&K to the extent EDC does not fully perform its obligations to Saybrook pursuant to the bonds and damages, costs and attorneys’ fees. Stifel believes it has meritorious defenses to the matter. Stifel intends to defend the claims vigorously, although there can be no assurance that such defense will be successful.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K and the press release incorporated hereto by reference contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon our current expectations and projections about future events. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. In addition, our past results of operations do not necessarily indicate our future results. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include: a material adverse change in our financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical and technological factors affecting our operations, pricing and services. Forward-looking statements speak only as to the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. We disclaim any intent or obligation to update these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated January 18, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: January 18, 2012	By:	/s/ Ronald J. Kruszewski
Ronald J. Kruszewski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated January 18, 2012.

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